Not Binding Unless Signed by Both Parties        Confidential

ROCKET FUEL INC.
CONSULTING AGREEMENT
This Consulting Agreement (the “Consulting Agreement” or the “Agreement”) is effective as of October 1, 2014 (the “Effective Date”) by and between Rocket Fuel Inc., a Delaware corporation and its divisions, subsidiaries and affiliates (collectively, “Rocket Fuel”), with principal offices at 1900 Seaport Boulevard, Redwood City, CA 94063, and J. Peter Bardwick, individually with his address at 88 Red Hill Circle, Tiburon, CA 94920 (“Consultant”).

Rocket Fuel desires to have Consultant perform services for Rocket Fuel and Consultant desires to perform such services for Rocket Fuel, subject to and in accordance with, the terms and conditions of this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.    SERVICES; DELIVERABLE ITEMS

Consultant hereby agrees to perform the services (the “Services”) and/or deliver the deliverable items (collectively, the “Deliverable Items,” and each a “Deliverable Item”), and Rocket Fuel agrees to pay the compensation related to the Services and/or Deliverable Items, as set forth in the work order attached hereto as Exhibit A (the “Work Order”). The Services provided by Consultant will be generally in the nature of providing financial advice, and such other services as may be mutually agreed-upon in connection with Rocket Fuel’s business.

2.    COMPENSATION

2.01    Amount of Payments. Rocket Fuel agrees to pay to Consultant the sums set forth in the relevant Work Order(s) relating to such Services and/or Deliverable Items on the first day of each month during the Term (that is, October 1, November 1 and December 1, 2014). Consultant shall not be entitled to any additional compensation in connection with Rocket Fuel’s use and/or exploitation of the rights granted to Rocket Fuel under this Agreement, unless such compensation is specifically designated in this Agreement or a Work Order(s).

2.02    Taxes; Withholding. Consultant agrees that it is Consultant’s responsibility as an independent consultant to remit any and all taxes to Consultant’s government based on the compensation paid to Consultant and/or Consultant’s employees or subcontractors under this Agreement. Rocket Fuel shall have the right to withhold all amounts that Rocket Fuel is required by law to withhold from payments made to Consultant hereunder for any foreign, national, state or local sales, use, value added, withholding or other taxes, customs duties or similar tariffs and fees, and such amounts may be deducted from amounts due and payable to Consultant under this Agreement. Rocket Fuel shall remit such payment together with any tax receipts, certificates or vouchers from the tax authorities evidencing payment of such taxes. Consultant agrees to comply with Rocket Fuel’s reasonable requests for certification, information, documentation, or other reporting requirement, including, but not limited to, completion of an IRS Form W-9 (Request for Taxpayer I.D. Number) or a Form W-8 BEN (for non-U.S. Consultants) to be delivered upon the execution of this Agreement, and, if applicable, any documentation necessary to obtain reduced rates under applicable income tax treaties. Rocket Fuel agrees to reasonably cooperate with Consultant in Consultant’s efforts to obtain such reduced tax rates, if applicable.

3.    ASSIGNMENT

3.01    General. Consultant agrees that all right, title, and interest in and to the Deliverable Items, any of the results or proceeds of the Services and any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement, including interim versions (collectively, “Work Product”) and any copyrights, patents, trade secrets, or other intellectual property rights relating to the foregoing, are the sole property of Rocket Fuel. Consultant and Rocket Fuel agree that, if and to the extent Work Product produced hereunder qualifies as a “work made for hire” made by an independent contractor (as defined in subpart 2 of the definition in 17 U.S.C. § 101), copyrights in and to such Work Product shall be deemed to be owned exclusively by Rocket Fuel as a work made for hire. Consultant hereby irrevocably sells, grants and assigns to Rocket Fuel, without reservation, all Consultant’s right, title and interest, including any and all copyrights, patents, trade secrets, and other intellectual property rights, in and to the Work Product not owned by Rocket Fuel by operation of law as work made for hire, from the time of creation by Consultant, without regard to whether the Services or Deliverable Items to which such Work Product relates have been accepted by Rocket Fuel.

3.02    Pre-Existing Materials. Subject to Section 3.01, Consultant will provide notice and obtain prior written approval from Rocket Fuel prior to incorporating into any Work Product or utilizing in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Pre-Existing Materials”). Notwithstanding any failure to provide notice or obtain consent, Rocket Fuel is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Pre-Existing Materials as part of or in connection with such Work Product or derivatives thereof, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Work Product without Rocket Fuel’s prior written permission.

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3.03    Employees and Subcontractors. Consultant acknowledges he will not need, and therefore agrees he will not utilize, any employee or subcontractor in performing the Services.

3.04    Execution of Documents. Consultant will cooperate with Rocket Fuel, at Rocket Fuel’s expense, in obtaining patent, copyright, trademark or other statutory protections the Work Product in each country in which one or more is sold, distributed or licensed and in taking any enforcement action, including any public or private prosecution, to protect Rocket Fuel’s intellectual property rights in or to the Work Product. Consultant hereby grants Rocket Fuel the exclusive right, and appoints Rocket Fuel as attorney-in-fact, to execute and prosecute in Consultant’s name as author or inventor or in Rocket Fuel’s name as assignee any application for registration or recordation of any copyright, trademark, patent or other right in or to the Work Product, and to undertake any enforcement action with respect to the Work Product. Consultant will execute such other documents of registration and recordation as may be necessary to perfect in Rocket Fuel, or protect, the rights assigned to Rocket Fuel hereunder in each country in which Rocket Fuel reasonably determines such action to be prudent. In the event that Consultant is unwilling or unable to comply with the foregoing, Consultant designates Rocket Fuel as Consultant’s attorney in fact for the purpose of executing any documents reasonably necessary to comply with the foregoing.

3.05    Survival. This Section 3 will survive the expiration or any termination of this Agreement.

4.	COMPANY PROPERTY

To assist Consultant in providing the Services or in the development of any Deliverable Item, Rocket Fuel may from time to time provide Consultant with certain equipment, software, and materials (“Company Property”). Company Property shall include, without limitation, all hard copy and electronic documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information (including email), tangible property (cell phone, etc.), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). At any time upon demand of Rocket Fuel, Consultant shall return to Rocket Fuel all Company Property and Consultant shall obtain no rights to any Company Property except for the limited right to use the same in providing the Services and in the development of the Deliverable Items.

5.    CONFIDENTIALITY

5.01    Definitions.

(a)    “Confidential Information” means: (i) any information concerning the existing or future products of Rocket Fuel; (ii) any information relating to Rocket Fuel’s finances, management, business operations, products, business plans, or services; (iii) the contents of any Work Order issued under this Agreement; (iv) any Work Product; (v) the terms of this Agreement and any Exhibit, or other attachment; (vi) any software, documentation, materials or information provided to Consultant by Rocket Fuel to assist Consultant in performing the Services and preparing the Deliverable Items; (vii) any additional information designated in writing as “confidential” by Rocket Fuel, and (ix) Third Party Confidential Information (defined below).

(b)    Notwithstanding 5.01(a), Confidential Information excludes information that Consultant can show, with contemporaneous documentary evidence: (i) is or becomes known to the general public without breach of the nondisclosure obligations of this Agreement; (ii) is obtained on a non-confidential basis from a third party who had a right to disclose such information , or (iii) is independently developed by Consultant without use of or access to Rocket Fuel’s Confidential Information or other breach of a nondisclosure obligation and without restriction on disclosure.

5.02    Protection of Confidential Information. Consultant agrees to hold in confidence, and not to use except as expressly necessary to perform its obligations under this Agreement, all Confidential Information and to use at least the same degree of care that it uses to protect its own Confidential Information of the highest importance, but in no event less than reasonable care, to prevent the unauthorized disclosure or use of Confidential Information, both during and after the term of this Agreement. Notwithstanding the foregoing, Consultant may disclose information solely to the extent compelled by applicable law or in connection with any suit, action or other dispute related to this Agreement, provided, however, that prior to such disclosure, Consultant shall provide prior written notice to Rocket Fuel and seek a protective order or such similar confidential protection as may be available under applicable law, and disclose only that portion of Confidential Information that is legally required to be disclosed.

5.03    Third Party Confidential Information. Consultant may obtain access to confidential and proprietary information, intellectual property, and trade secrets of third parties from Rocket Fuel in the course of performing work for Rocket Fuel (“Third Party Confidential Information”).  Consultant expressly acknowledges (i) the valuable nature of such Third Party Confidential Information; and (ii) the third parties’, right, title and interest in such Third Party Confidential Information.  All such materials constitute Confidential Information under this Agreement and shall be treated by Consultant as such.  Consultant shall not undertake any act or thing which in any way impairs or is intended to impair any part of the right, title, interest or goodwill of such third parties in such Third Party Confidential Information.  Consultant’s use of such Third Party Confidential Information shall not create any right, title or interest of Consultant therein.  Third parties as described herein are intended third-party beneficiaries of this Agreement.

5.04    Survival. The provisions of this Section 5 will survive the expiration or any termination of this Agreement.

6.    REPRESENTATIONS AND WARRANTIES

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6.01    Consultant’s Representations. Consultant makes the following representations and warranties to Rocket Fuel:

(a)    Other than content and materials furnished by Rocket Fuel or Rocket Fuel’s third-party contractors, the Services, Work Product and each of the Deliverable Items will be the result of solely the original work of Consultant and will not infringe upon any patent, copyright, trade secret or other proprietary rights of others.

(b)    Consultant is the sole and exclusive owner of Consultant’s contributions to the Deliverable Items, the Work Product and to the results and proceeds of the Services, subject only to the rights herein assigned to Rocket Fuel.

(c)    Consultant has not previously granted and will not grant any rights in Consultant’s contributions to the Deliverable Items, the Work Product or the results and proceeds of the Services to any third party which are inconsistent with the rights assigned to Rocket Fuel herein; and there is no third party that has or may have any claim to the Deliverable Items or the results and proceeds of the Services.

(d)    Consultant has full power to enter into this Agreement, to carry out Consultant’s obligations hereunder and to grant the rights herein granted to Rocket Fuel.

(e)    Consultant acknowledges that, due to the nature of the Services to be performed under this Agreement, performing similar services for an organization whose business involves products or services that are competitive with Rocket Fuel would necessarily result in the use and/or disclosure of Confidential Information of Rocket Fuel. During the term of this Agreement, (or any Work Order, if the Work Order has a later termination date), if Consultant is subject to any contract or other arrangement, including, but not limited to, an employment agreement, to perform similar services requested hereunder for any organization whose business involves products or services that are competitive with Rocket Fuel, Consultant, in advance of accepting such work, will notify Rocket Fuel of: (i) the name of the organization with which Consultant proposes to contract or provide services, or become employed by; and (ii) information sufficient to allow Rocket Fuel to determine if such services conflict with the terms of this Agreement or the interests of Rocket Fuel. If Rocket Fuel determines that a conflict will be created, and should Consultant accept such conflicting and/or competitive engagement, Rocket Fuel reserves the right to terminate this Agreement immediately.

(f)    Consultant warrants that the Services will be performed in accordance with, and the Deliverable Items will conform to, all applicable laws and regulations and the highest professional standards in its industry.
(g)    Consultant has not and will not incorporate into any Work Product any intellectual property, software, copyrighted works or other material owned by any third party, including, without limitation, any “open source” software, “shareware,” “freeware” or similar software without Rocket Fuel’s prior express written permission.

6.02    Mutual Indemnification. Consultant shall indemnify and hold harmless Rocket Fuel, its officers, directors, employees, agents and representatives from and against any and all damages, costs, judgments, penalties and expenses of any kind (including reasonable legal fees and disbursements) which may be obtained against, imposed upon or suffered by any of them as a result of any breach by Consultant of any of Consultant’s representations or warranties under this Agreement. Rocket Fuel shall indemnify and hold harmless Consultant from and against any and all damages, costs, judgments, penalties and expenses of any kind (including reasonable legal fees and disbursements) relating to or arising from Consultant’s provision of the Services and/or Deliverable Items under this Consulting Agreement, other than from claims arising out of Consultant’s breach of his representations or warranties under this Agreement. The indemnification rights and obligations as provided by this Consulting Agreement shall not limit the rights and obligations under any other agreements between Consultant, in any capacity, and the Company.

6.03    Survival. The representations, warranties and indemnity stated in this Section 6 will survive the expiration or any termination of this Agreement.

7.    TERM AND TERMINATION

7.01    Term. The term of this Agreement will commence on October 1, 2014, the Effective Date, and will continue until December 31, 2014 (the “Term”) unless this Agreement is terminated earlier by the mutual consent of the parties, or in accordance with Section 7.02 or 7.03 below.

7.02    Termination for Convenience. Consultant may terminate this Agreement for convenience by giving two (2) days prior written notice to the Company, without further liability of any kind to the Company, except that Rocket Fuel will pay Consultant undisputed amounts due pursuant to any outstanding Work Order for Services and Deliverable Items accepted prior to the time of such termination.

7.03    Termination for Breach. In the event of a material breach by either party of a material provision hereof, which breach is not cured within ten (10) days after written notice thereof by the other party, then the non-breaching party may immediately terminate this Agreement.

7.04    Limitation of Liability. EXCEPT FOR A BREACH OF SECTION 5 ABOVE AND EXCEPT AS PROVIDED IN SECTION 6.02 ABOVE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR THE LOSS OF ANTICIPATED PROFITS ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT BY SUCH PARTY, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL

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PURPOSE. EXCEPT FOR A BREACH OF SECTION 5 ABOVE AND EXCEPT AS PROVIDED IN SECTION 6 ABOVE, THE MAXIMUM LIABILITY OF EITHER PARTY SHALL NOT EXCEED THE FEES PAID BY ROCKET FUEL TO CONSULTANT IN THE MOST RECENT THREE (3) MONTH PERIOD.

8.     ARBITRATION; RELIEF.

8.01    Arbitration. In consideration of Consultant’s consulting relationship with Rocket Fuel, its promise to arbitrate all disputes related to Consultant’s consulting relationship with Rocket Fuel and Consultant’s receipt of the compensation and other benefits paid to Consultant by Rocket Fuel, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes with anyone (including Rocket Fuel and any employee, officer, director, shareholder or benefit plan of Rocket Fuel in their capacity as such or otherwise) arising out of, relating to, or resulting from Consultant’s consulting relationship with Rocket Fuel or the termination of Consultant’s consulting relationship with Rocket Fuel, including any breach of this Agreement, shall be subject to binding arbitration under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 through 1294.2, including Section 1281.8 (the “Rules”) and pursuant to California law. Disputes which Consultant agrees to arbitrate, and thereby agrees to waive any right to a trial by jury, include as applicable any statutory claims under state or federal law, including, but not limited to, claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, claims of harassment, discrimination or wrongful termination and any statutory claims. Consultant further understands, and Rocket Fuel agrees, that this Agreement to arbitrate also applies to any disputes that Rocket Fuel may have with Consultant.
8.02    Arbitration Procedure. Consultant and Rocket Fuel agree that any arbitration will be administered by Judicial Arbitration & Mediation Services, Inc. (“JAMS”) pursuant to its Comprehensive Arbitration Rules & Procedures (the “JAMS Rules”). Consultant and Rocket Fuel agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. Consultant and Rocket Fuel agree that the arbitrator shall issue a written decision on the merits. Consultant and Rocket Fuel also agree that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. Consultant and Rocket Fuel agree that the arbitrator shall administer and conduct any arbitration in a manner consistent with the Rules, including the California Code of Civil Procedure, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the JAMS Rules conflict with California law, California law shall take precedence. Consultant and Rocket Fuel further agree that any arbitration under this Agreement shall be conducted in San Mateo County, California.
8.03    Remedy. Except as provided by the JAMS Rules, arbitration shall be the sole, exclusive and final remedy for any dispute between Consultant and Rocket Fuel. Accordingly, except as provided for by the JAMS Rules or California law, neither Consultant nor Rocket Fuel will be permitted to pursue court action regarding claims that are subject to arbitration. Notwithstanding, the arbitrator will not have the authority to disregard or refuse to enforce any lawful Rocket Fuel policy, and the arbitrator shall not order or require Rocket Fuel to adopt a policy not otherwise required by law which Rocket Fuel has not adopted.
8.04    Availability of Injunctive Relief. In accordance with Rule 1281.8 of the California Code of Civil Procedure, Consultant agrees that any party may also petition the court for injunctive relief where either party alleges or claims a violation of any agreement regarding trade secrets or confidential information. In the event either party seeks injunctive relief, the prevailing party shall be entitled to recover reasonable costs and attorneys’ fees.
8.05    Administrative Relief. Consultant and Rocket Fuel understand and agree that this Agreement does not prohibit Consultant from pursuing an administrative claim with a local, state or federal administrative body such as the Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, the National Labor Relations Board, or the workers’ compensation board. This Agreement does, however, preclude Consultant from pursuing court action regarding any such claim, except as permitted by law.
8.06    Voluntary Nature of Agreement. Consultant acknowledges and agrees that Consultant is executing this Agreement voluntarily and without any duress or undue influence by Rocket Fuel or anyone else. Consultant further acknowledges and agrees that Consultant has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving Consultant’s right to a jury trial. Finally, Consultant agrees that Consultant has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement.

9.    GENERAL TERMS

9.01    Amendment. Amendments or modifications of this Agreement must be made in writing and signed by both parties.

9.02    Independent Contractors. Consultant is an independent contractor, and nothing in this Agreement will be deemed to place the parties in the relationship of employer-employee, principal-agent, partners or joint venturers. Consultant will perform the Services under the general direction of Rocket Fuel, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law.  Rocket Fuel has no right or authority to control the manner or means by which the Services are accomplished. Consultant will not be eligible for, or entitled to participate in, any plans, arrangements, or distributions by Rocket Fuel pertaining to any bonus, stock option, profit sharing, insurance or similar benefits for Rocket Fuel’s employees as a result of this Consulting Agreement, except as expressly set forth in the Confidential Separation Agreement

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dated September 30, 2014 (“Separation Agreement”). Accordingly, except as expressly set forth in the Separation Agreement, Consultant hereby waives any right to participate or receive benefits under such plans, programs, and arrangements, even if Consultant is later deemed eligible to participate in such plans, programs, and arrangements by a court or any government agency.

9.03    Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause reasonably beyond the control of such party (“Force Majeure”), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof, and uses its diligent, good faith efforts to cure the breach. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure but not in excess of six (6) months.

9.04    Assignment. This Agreement may not be assigned in whole or in part by Consultant without the prior written consent of Rocket Fuel, except that Consultant may assign (subject to any rights of Rocket Fuel) Consultant’s interest in all or part of the payments due Consultant hereunder upon notice in writing to Rocket Fuel.

9.05    Right of Offset. Notwithstanding any provision contained in this Agreement, neither party will be prohibited from exercising any right of offset that may be available at law.

9.06    Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (without regard to conflicts or choice of law principles). The parties agree that the sole and exclusive forum for any claim or dispute arising out of or relating to this Agreement shall be the state courts in San Mateo County, California or federal courts for the United States District Court for the Northern District of California in San Francisco, California. The parties expressly consent to the personal jurisdiction of such courts and irrevocably waive, to the fullest extent possible, the defense of an inconvenient forum. The foregoing choice of forum provision does not prevent either party from seeking injunctive relief in accordance with Section 8.04 above.

9.07    Compliance with Law. The parties shall comply with all applicable laws and regulations. Consultant shall promptly notify Rocket Fuel in writing of any charges of noncompliance filed against Consultant (including in connection with the Foreign Corrupt Practices Act).

9.08    Anti-Bribery Policy. Rocket Fuel is dedicated to fostering and maintaining the highest ethical standards for itself and its partners. By signing this Agreement with Rocket Fuel, Consultant agrees to comply with the following anti-bribery and anti-corruption regulations:

•	The United States Foreign Corrupt Practices Act of 1977 (the “FCPA”),

•	The United Kingdom Bribery Act of 2010 (the “Bribery Act”) and

•
The Organization for Economic Co-operation and Development (OECD) Anti-Bribery Convention (the “Anti-Bribery Convention”), of which the United States, the United Kingdom, Netherlands, France, Germany, and Japan, among other countries, have adopted.

Both parties agree to fully comply with both the letter and spirit of those laws and all other laws against government corruption and bribery.

9.09     Whistleblower Notice. Consultant agrees that, in the event it acquires direct knowledge of any material compliance or business conduct complaint related to Rocket Fuel or Services provided under this Agreement, Consultant will notify Rocket Fuel of such complaint as soon as practical, but no later than 30 days after Consultant has noticed the misconduct or non-compliance. Notice may be provided anonymously via the following methods: 1) Via electronic mail to the Company’s General Counsel at generalcounsel@rocketfuelinc.com; 2) Via a third party hosted telephone hotline at the following toll-free number: 866-860-7127 in the United States or, persons calling from outside the United States should dial 402-572-2993; and 3) Via regular post sent to: Rocket Fuel Inc., Attn: General Counsel, 1900 Seaport Blvd., Redwood City, CA 94063, with a cc to: generalcounsel@rocketfuelinc.com.

9.10     Equal Opportunity Employer. The parties hereby incorporate the requirements of 41 C.F.R. § 60-300.5(a)ii and 41 C.F.R. § 60-741.5(a), if applicable. The Company and Consultant shall abide by the requirements of 41 C.F.R. § 60-300.5(a). This regulation prohibits discrimination against qualified protected veterans, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified protected veterans. The Company and the Consultant shall abide by the requirements of 41 C.F.R. § 60-741.5(a). This regulation prohibits discrimination against qualified individuals on the basis of disability, and requires affirmative action by covered prime contractors and subcontractors to employ and advance in employment qualified individuals with disabilities.

9.11     Severability. If an arbitrator or court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to provide Company the maximum protection permitted by applicable law and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected. If the void, invalid or inoperative provision cannot be modified, it will be deemed deleted and the remaining provisions of this Agreement will not be affected.

9.12     Notices. Any notice required or permitted to be sent hereunder will be given by hand delivery, by registered, express or certified mail, return receipt requested, postage prepaid, or by nationally-recognized private express courier or by facsimile to either party at the address listed above, or to such other addresses of which either party may so notify the other. Notices will be deemed given when hand delivered if by hand delivery, or when sent if by any other authorized method.

9.13     Complete Agreement; Manner of Execution. This Agreement, including Exhibit A, listed below, which is incorporated into this Agreement by this reference, constitutes the entire agreement between the parties, and supersedes all prior negotiations, understandings, correspondence and agreements with respect to the same subject matter between the parties. This Agreement, as well as any amendment hereto or Work Order(s), may be signed in counterparts, each of which shall be deemed an original, but each of which together shall constitute

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one and the same instrument. The parties hereby consent to the use of electronic signatures, if applicable, and further agree that an electronic signature or a signature transmitted via facsimile or scanned email shall be considered binding and deemed the same as an original written signature for all purposes hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ROCKET FUEL INC.                        CONSULTANT

Signature:     /s/ GEORGE JOHN            Signature:     /s/ J. PETER BARDWICK

Name:         George John                Name:     J. Peter Bardwick

Title:     Chief Executive Officer                Date: ____________________________________________

Date: ____________________________________________

Exhibits:         Exhibit A: WORK ORDER

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Exhibit A
ROCKET FUEL INC. – WORK ORDER

This work order (“Work Order”) is subject to the terms of the Consulting Agreement between Rocket Fuel Inc. and J. Peter Bardwick (“Consultant”) effective as of October 1, 2014 (the “Consulting Agreement”). Terms capitalized in this Work Order but not otherwise defined have the meaning given to them in the Consulting Agreement.

Services:
Consultant will provide advice on financial and related matters, as set forth below on an ongoing basis during the term of this Work Order. The services may be provided onsite at Rocket Fuel corporate offices or, as appropriate, remotely by telephone or computer. Consultant agrees that the Deliverable Item(s) herein shall meet the specifications provided by Rocket Fuel from time to time and any other specifications which are mutually agreed upon by the parties. Consultant agrees to deliver the Deliverable Item(s) herein promptly and via secure electronic delivery, or any other such method as reasonably directed by Rocket Fuel.

•
Advice on financial matters, as requested, including transitional assistance to the interim CFO, financing (bank lines and other), 2015 budget process, refining forecast and revenue recognition acceleration process, and goal setting for Q4 for G&A team.

•	Advice in vetting VP IR and VP FP&A candidates

•	Advice regarding IR related activities

•	Consultation regarding review of HR team and HR planning

•	Advice regarding IT with Cheetah and other ops improvement activities

Additional Conditions:
(1)The compensation shall be fifteen thousand dollars ($15,000.00) per month, but in no event will the total compensation paid to Consultant for the Services and any Deliverable Item(s) detailed in this Work Order exceed fifteen thousand dollars ($15,000.00) per month, unless otherwise agreed to in writing by the parties.

(2)Rocket Fuel shall pay Consultant the above-stated monthly compensation on the first day of each month during the Term (that is, October 1, November 1 and December 1, 2014) by check via overnight delivery to the following address:

Peter J. Bardwick
88 Red Hill Circle
Tiburon, CA 94920

(3)Rocket Fuel will reimburse Consultant for reasonable expenses incurred in providing the Services. Reimbursement requires appropriate documentation (receipts) for items above $25. In addition, all travel, and any expenses more than $100, must be pre-approved by Rocket Fuel in writing (email is acceptable).

IN WITNESS WHEREOF, the parties have executed this Work Order as of the Effective Date set forth on the Consulting Agreement.

ROCKET FUEL INC.                        CONSULTANT

Signature:     /s/ GEORGE JOHN            Signature:     /s/ J. PETER BARDWICK

Name:         George John                Name:         J. Peter Bardwick

Title:         Chief Executive Officer            Date: ______10/8/14______________________________________

Date: ______________10/10/14______________________________

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